PRESS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Mark Tubb
April 16, 2009	Vice President - Investor Relations
813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES ANNOUNCES RATE OF TAXABLE DIVIDEND AND ESTIMATE OF

MERGER CONSIDERATION PAYABLE IN CONNECTION WITH SPIN-OFF OF FINANCING BUSINESS

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT), a leading producer of U.S. metallurgical coal for the global steel industry, announced today its estimated calculations of  the cash and non-cash distributions to be made to its shareholders in the taxable dividend, and the stock consideration to be paid to its shareholders in the merger, relating to the spin-off of its wholly-owned subsidiary, Walter Investment Management LLC (“Spinco”) and its merger into Hanover Capital Mortgage Holdings, Inc. (“Hanover”).

As previously announced, after the close of trading on the NYSE on April 17,  Walter expects to declare a spin-off dividend of one Spinco interest for each share of Walter common stock outstanding on the Feb. 27, 2009 record date. Immediately following the spin-off, Spinco intends to pay a taxable dividend aggregating approximately $80 million in cash and additional Spinco interests to holders of Spinco interests received in the spin-off dividend, with the precise mix of cash and interests based, in part, on elections made on or prior to the election deadline of April 13 by record holders of Walter Industries common stock who will receive Spinco interests in the spin-off dividend.  Twenty percent of the taxable dividend will be paid in cash and the remainder will be paid in Spinco interests.

The tabulation of the results of the elections was completed today. Holders of more than twenty percent of the relevant shares elected to receive cash in the taxable dividend.  As a result, the amount of cash payable with respect to each Spinco interest electing cash will be prorated as described in the previously delivered election materials.  Due to proration, approximately 25.6 percent of the Spinco interests for which cash was elected will receive a cash payment from Spinco in the taxable dividend, and the remaining Spinco interests for which cash was elected instead will receive additional Spinco interests.

In the taxable dividend:

•                  Cash Election:  Spinco is expected to make a payment of approximately $1.51 per Spinco interest to holders of approximately 10.6 million Spinco interests electing to receive cash in the taxable dividend; and

•                  Stock Election: Spinco is expected to distribute approximately 0.3 Spinco interests per Spinco interest to holders of approximately 42.3 million Spinco interests who elected to receive Spinco interests, made no election, or elected to receive cash but instead are receiving Spinco interests as a result of proration;

4211 W. Boy Scout Blvd. | Tampa, Florida 33607 | Tel: 813.871.4811 | Web site: www.walterind.com

Following the spin-off and the taxable dividend, and subject to the satisfaction of all other conditions to closing the merger, Spinco will merge into Hanover.  The combined company will be named Walter Investment Management Corp. (NYSE Amex: WAC).  Based on the results of the taxable dividend elections, and as a result of the merger, Walter and Spinco estimate that:

•                  Cash Election: A holder of 100 shares of Walter Industries common stock entitled to receive Spinco interests in the spin-off who elected to receive cash in the taxable dividend will receive approximately $38.80 in cash in the taxable dividend and 36.5 shares of Walter Investment common stock in the merger; and

•                  Stock Election: A holder of 100 shares of Walter Industries common stock entitled to receive Spinco interests in the spin-off who elected to receive additional Spinco interests in the taxable dividend (or who made no election) will receive approximately 39 shares of Walter Investment common stock in the merger.

The closing of the merger and related transactions continue to be subject to the satisfaction of certain conditions. However, Walter Industries and Spinco currently expect to complete the spin-off, the taxable dividend and the merger of Hanover and Spinco after the close of trading on the NYSE on April 17.  Walter Investment is expected to begin “regular way” trading on the NYSE Amex when the market opens on Monday, April 20.  Shares of Walter Investment common stock issued in exchange for Spinco interests in the merger are expected to be distributed on or about April 20, 2009.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company has annual revenues of approximately $1.5 billion and employs approximately 2,250 people. For more information about Walter Industries, please visit the Company website at www.walterind.com.

About Hanover Capital Mortgage Holdings

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. Hanover invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit Hanover’s Web site at www.hanovercapitalholdings.com.

Additional Information and Where to Find It

In connection with the proposed spin-off of the Financing business of Walter Industries, Inc. through its wholly-owned subsidiary, Walter Investment Management LLC, and the proposed merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement with the SEC on Form S-4, as amended, containing a proxy statement/prospectus (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the other filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC March 10, 2009 and revised April 8, 2009 and Walter Industries’ 2008 Annual Report on Form 10-K, which was filed on Feb. 27, 2009, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of shareholders and Hanover’s 2008 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and March 31, 2009, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward- looking statements made by Walter Industries in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2008 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2008 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.